EXHIBIT 99.1
NOVEMBER 2, 2020
NEWS FOR IMMEDIATE RELEASE
CONTACT: ERIC J. DOSCH, CFO
985.375.0308

First Guaranty Bancshares, Inc. Announces Third Quarter 2020 Results

Hammond, Louisiana, November 2, 2020 – First Guaranty Bancshares, Inc. ("First Guaranty") (NASDAQ: FGBI), the holding company for First Guaranty Bank, announced its unaudited financial results for the quarter ending September 30, 2020.

FIRST GUARANTY BANK NAMED BEST SMALL BANK IN AMERICA!

In Newsweek’s first ranking of the financial institutions that best serve their customers’ needs in today’s challenging times, First Guaranty Bank was named the No. 1 BEST SMALL BANK IN AMERICA! And when compared to all other banks in the state of Louisiana, we were named the No. 1 BEST SMALL BANK IN LOUISIANA, too! This recognition is amazing and a true testament to the hard work of the entire team. We hold this title with pride and commit to continuing to be the best small bank in America for all time. To read the entire article, go to fgb.net.

Throughout this tumultuous year we’ve not pressed pause on progress; we’ve not allowed a pandemic to excuse any delays in advancing and improving. As you can tell by the numbers, we continue to improve First Guaranty every single day.

In the third quarter of 2020, First Guaranty Bank continued its streak of outstanding performance. For the nine months ending September 30, 2020, total interest income increased to $75,930,000 compared to $67,508,000 for the same period in 2019, an increase of 12.5%. Total interest expense decreased to $20,128,000 from $22,500,000, a decrease of 10.5%. Combined, these yielded an increase in Net Interest Income after the provision for loan losses, of $10,316,000, or 25.3%. Total non-interest income increased to $9,302,000 from $6,126,000, an increase of 51.8%.

Net income, after tax, for the third quarter of 2020 totaled $5,182,000 compared to $3,847,000 for the third quarter 2019, for an increase of 34.7%. The $5,182,000 in net income after tax represented the second consecutive quarterly net income after tax in excess of $5,000,000.

Earnings per share for the first nine months equaled $1.46 compared to $1.05 for the first nine months of 2019.

These earnings were accomplished while, at the same time, provisions for loan loss totaling $4,626,000 were made and the Other Real Estate provision of $930,000. Total Shareholders’ Equity increased by $22.8 million at September 30,2019 to a total of $184,811,000.

In the first nine months of 2020, First Guaranty Bancshares, inc. has made significant progress toward enhancing shareholder value and building a fortress balance sheet.

While accomplishing this financial success, First Guaranty has also made significant progress in improving customer service by launching a new, customer friendly internet banking system and by continuing the development of the nCino platform for loan and deposit operations.
In times of adversity, First Guaranty Bancshares, Inc. forges ahead.

Thank you for your support.

Sincerely,
Alton B. Lewis
President and CEO
First Guaranty, Bancshares, Inc.

About First Guaranty
First Guaranty, a Louisiana-based company, has approximately $2.5 billion in assets as of September 30, 2020 and provides personalized commercial banking services through 33 banking facilities located across Louisiana and Texas. For more information, visit www.fgb.net.
Certain statements contained herein are "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward looking statements may be identified by reference to a future period or periods, or by the use of forward looking terminology, such as "may," "will," "believe," "expect," "estimate," "anticipate," "continue," or similar terms or variations on those terms, or the negative of those terms. Forward looking statements are subject to numerous risks and uncertainties, as described in our SEC filings, including, but not limited to, those related to the real estate and economic environment, particularly in the market areas in which First Guaranty operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity.
First Guaranty wishes to caution readers not to place undue reliance on any such forward looking statements, which speak only as of the date made. First Guaranty wishes to advise readers that the factors listed above could affect First Guaranty's financial performance and could cause First Guaranty's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. First Guaranty does not undertake and specifically declines any obligation to publicly release the results of any revisions, which may be made to any forward looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

FIRST GUARANTY BANCSHARES, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS (unaudited)

(in thousands, except share data)	September 30, 2020	December 31, 2019
Assets
Cash and cash equivalents:
Cash and due from banks	$191,533	$66,511
Federal funds sold	773	914
Cash and cash equivalents	192,306	67,425

Investment securities:
Available for sale, at fair value	416,319	339,937
Held to maturity, at cost (estimated fair value of $0 and $86,817 respectively)	—	86,579
Investment securities	416,319	426,516

Federal Home Loan Bank stock, at cost	3,336	3,308
Loans held for sale	235	—

Loans, net of unearned income	1,788,716	1,525,490
Less: allowance for loan losses	14,588	10,929
Net loans	1,774,128	1,514,561

Premises and equipment, net	58,611	56,464
Goodwill	12,901	12,942
Intangible assets, net	6,819	7,166
Other real estate, net	3,341	4,879
Accrued interest receivable	16,287	8,412
Other assets	28,225	15,543
Total Assets	$2,512,508	$2,117,216

Liabilities and Shareholders' Equity
Deposits:
Noninterest-bearing demand	$467,615	$325,888
Interest-bearing demand	807,946	635,942
Savings	176,525	135,156
Time	741,158	756,027
Total deposits	2,193,244	1,853,013

Short-term advances from Federal Home Loan Bank	50,000	13,079
Repurchase agreements	6,895	6,840
Accrued interest payable	5,358	6,047
Long-term advances from Federal Home Loan Bank	3,404	3,533
Senior long-term debt	43,926	48,558
Junior subordinated debentures	14,767	14,737
Other liabilities	10,103	5,374
Total Liabilities	2,327,697	1,951,181

Shareholders' Equity
Common stock:
$1 par value - authorized 100,600,000 shares; issued 9,741,253 shares	9,741	9,741
Surplus	110,836	110,836
Retained earnings	52,798	43,283
Accumulated other comprehensive income	11,436	2,175
Total Shareholders' Equity	184,811	166,035
Total Liabilities and Shareholders' Equity	$2,512,508	$2,117,216
See Notes to Consolidated Financial Statements

FIRST GUARANTY BANCSHARES, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF INCOME (unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except share data)	2020	2019	2020	2019
Interest Income:
Loans (including fees)	$22,519	$19,263	$67,420	$57,665
Deposits with other banks	51	872	348	2,461
Securities (including FHLB stock)	2,605	1,959	8,162	7,381
Federal funds sold	—	—	—	1
Total Interest Income	25,175	22,094	75,930	67,508

Interest Expense:
Demand deposits	1,291	2,504	4,645	8,146
Savings deposits	62	127	210	407
Time deposits	4,139	4,358	13,137	12,721
Borrowings	644	392	2,136	1,226
Total Interest Expense	6,136	7,381	20,128	22,500

Net Interest Income	19,039	14,713	55,802	45,008
Less: Provision for loan losses	1,545	1,727	4,626	4,148
Net Interest Income after Provision for Loan Losses	17,494	12,986	51,176	40,860

Noninterest Income:
Service charges, commissions and fees	652	707	1,852	1,928
ATM and debit card fees	818	579	2,233	1,686
Net gains (losses) on securities	788	29	2,643	(387)
Net gains on sale of loans	679	1,307	974	1,371
Other	613	557	1,600	1,528
Total Noninterest Income	3,550	3,179	9,302	6,126

Noninterest Expense:
Salaries and employee benefits	7,254	6,012	22,189	18,120
Occupancy and equipment expense	1,922	1,423	5,616	4,438
Other	5,342	3,875	14,806	11,582
Total Noninterest Expense	14,518	11,310	42,611	34,140

Income Before Income Taxes	6,526	4,855	17,867	12,846
Less: Provision for income taxes	1,344	1,008	3,676	2,654
Net Income	$5,182	$3,847	$14,191	$10,192

Per Common Share:[1]
Earnings	$0.53	$0.40	$1.46	$1.05
Cash dividends paid	$0.16	$0.15	$0.48	$0.44

Weighted Average Common Shares Outstanding	9,741,253	9,687,123	9,741,253	9,687,123
See Notes to Consolidated Financial Statements
1 All share and per share amounts have been restated to reflect the ten percent stock dividend paid December 16, 2019 to shareholders of record as of December 9, 2019.

FIRST GUARANTY BANCSHARES, INC. AND SUBSIDIARY
CONSOLIDATED AVERAGE BALANCE SHEETS (unaudited)

	Three Months Ended September 30, 2020			Three Months Ended September 30, 2019
(in thousands except for %)	Average Balance	Interest	Yield/Rate (5)	Average Balance	Interest	Yield/Rate (5)
Assets
Interest-earning assets:
Interest-earning deposits with banks	$208,108	$51	0.10%	$167,568	$872	2.06%
Securities (including FHLB stock)	419,276	2,605	2.47%	284,575	1,959	2.73%
Federal funds sold	920	—	—%	480	—	—%
Loans held for sale	102	1	3.54%	8	—	—%
Loans, net of unearned income	1,708,015	22,518	5.24%	1,289,851	19,263	5.93%
Total interest-earning assets	2,336,421	$25,175	4.29%	1,742,482	$22,094	5.03%

Noninterest-earning assets:
Cash and due from banks	12,922			8,439
Premises and equipment, net	58,905			44,598
Other assets	39,199			14,585
Total Assets	$2,447,447			$1,810,104

Liabilities and Shareholders' Equity
Interest-bearing liabilities:
Demand deposits	$742,325	$1,291	0.69%	$561,720	$2,504	1.77%
Savings deposits	174,128	62	0.14%	110,927	127	0.45%
Time deposits	781,874	4,139	2.11%	682,872	4,358	2.53%
Borrowings	120,524	644	2.13%	33,413	392	4.65%
Total interest-bearing liabilities	1,818,851	$6,136	1.34%	1,388,932	$7,381	2.11%

Noninterest-bearing liabilities:
Demand deposits	429,594			250,382
Other	14,039			8,942
Total Liabilities	2,262,484			1,648,256

Shareholders' equity	184,963			161,848
Total Liabilities and Shareholders' Equity	$2,447,447			$1,810,104
Net interest income		$19,039			$14,713

Net interest rate spread (1)			2.95%			2.92%
Net interest-earning assets (2)	$517,570			$353,550
Net interest margin (3), (4)			3.24%			3.35%

Average interest-earning assets to interest-bearing liabilities			128.46%			125.45%
(1) Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(2) Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.
(3) Net interest margin represents net interest income divided by average total interest-earning assets.
(4) The tax adjusted net interest margin was 3.25% and 3.36% for the above periods ended September 30, 2020 and 2019 respectively. A 21% tax rate was used to calculate the effect on securities income from tax exempt securities for the above periods ended September 30, 2020 and 2019 respectively.
(5) Annualized.

FIRST GUARANTY BANCSHARES, INC. AND SUBSIDIARY
CONSOLIDATED AVERAGE BALANCE SHEETS (unaudited)

	Nine Months Ended September 30, 2020			Nine Months Ended September 30, 2019
(in thousands except for %)	Average Balance	Interest	Yield/Rate (5)	Average Balance	Interest	Yield/Rate (5)
Assets
Interest-earning assets:
Interest-earning deposits with banks	$165,898	$348	0.28%	$150,174	$2,461	2.19%
Securities (including FHLB stock)	420,554	8,162	2.59%	349,039	7,381	2.83%
Federal funds sold	680	—	—%	468	1	0.25%
Loans held for sale	452	20	5.87%	416	24	7.71%
Loans, net of unearned income	1,613,847	67,400	5.58%	1,286,859	57,641	5.99%
Total interest-earning assets	2,201,431	$75,930	4.61%	1,786,956	$67,508	5.05%

Noninterest-earning assets:
Cash and due from banks	12,898			8,818
Premises and equipment, net	58,190			42,743
Other assets	36,957			13,664
Total Assets	$2,309,476			$1,852,181

Liabilities and Shareholders' Equity
Interest-bearing liabilities:
Demand deposits	$692,760	$4,645	0.90%	$586,914	$8,146	1.86%
Savings deposits	159,433	210	0.18%	111,211	407	0.49%
Time deposits	778,325	13,137	2.25%	704,927	12,721	2.41%
Borrowings	107,508	2,136	2.65%	33,902	1,226	4.83%
Total interest-bearing liabilities	1,738,026	$20,128	1.55%	1,436,954	$22,500	2.09%

Noninterest-bearing liabilities:
Demand deposits	381,967			250,523
Other	12,524			8,237
Total Liabilities	2,132,517			1,695,714

Shareholders' equity	176,959			156,467
Total Liabilities and Shareholders' Equity	$2,309,476			$1,852,181
Net interest income		$55,802			$45,008

Net interest rate spread (1)			3.06%			2.96%
Net interest-earning assets (2)	$463,405			$350,002
Net interest margin (3), (4)			3.39%			3.37%

Average interest-earning assets to interest-bearing liabilities			126.66%			124.36%
(1)Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(2)Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.
(3)Net interest margin represents net interest income divided by average total interest-earning assets.
(4)The tax adjusted net interest margin was 3.39% and 3.38% for the above periods ended September 30, 2020 and 2019 respectively. A 21% tax rate was used to calculate the effect on securities income from tax exempt securities for the above periods ended September 30, 2020 and 2019 respectively.
(5)Annualized.

The following table summarizes the components of First Guaranty's loan portfolio as of September 30, 2020, June 30, 2020, March 31, 2020 and December 31, 2019:

	September 30, 2020		June 30, 2020		March 31, 2020		December 31, 2019
(in thousands except for %)	Balance	As % of Category	Balance	As % of Category	Balance	As % of Category	Balance	As % of Category
Real Estate:
Construction & land development	$153,969	8.6%	$128,051	7.8%	$125,201	8.1%	$172,247	11.3%
Farmland	27,732	1.5%	25,691	1.6%	21,840	1.4%	22,741	1.5%
1- 4 Family	273,687	15.3%	283,162	17.2%	286,157	18.5%	289,635	18.9%
Multifamily	41,295	2.3%	25,997	1.6%	27,948	1.8%	23,973	1.6%
Non-farm non-residential	761,674	42.4%	671,969	40.8%	654,081	42.3%	616,536	40.3%
Total Real Estate	1,258,357	70.1%	1,134,870	69.0%	1,115,227	72.1%	1,125,132	73.6%
Non-Real Estate:
Agricultural	35,625	2.0%	33,884	2.0%	25,320	1.6%	26,710	1.8%
Commercial and industrial	378,926	21.1%	366,413	22.3%	298,185	19.3%	268,256	17.5%
Consumer and other	121,226	6.8%	111,293	6.7%	108,922	7.0%	108,868	7.1%
Total Non-Real Estate	535,777	29.9%	511,590	31.0%	432,427	27.9%	403,834	26.4%
Total loans before unearned income	1,794,134	100.0%	1,646,460	100.0%	1,547,654	100.0%	1,528,966	100.0%
Unearned income	(5,418)		(5,737)		(3,522)		(3,476)
Total loans net of unearned income	$1,788,716		$1,640,723		$1,544,132		$1,525,490

The table below sets forth the amounts and categories of our nonperforming assets at the dates indicated.

(in thousands)	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019
Nonaccrual loans:
Real Estate:
Construction and land development	$663	$968	$901	$381
Farmland	857	886	855	1,274
1- 4 family	5,160	5,744	4,347	2,759
Multifamily	—	—	—	—
Non-farm non-residential	13,571	8,082	4,638	4,646
Total Real Estate	20,251	15,680	10,741	9,060
Non-Real Estate:
Agricultural	3,934	4,895	4,480	4,800
Commercial and industrial	792	908	412	327
Consumer and other	313	271	273	216
Total Non-Real Estate	5,039	6,074	5,165	5,343
Total nonaccrual loans	25,290	21,754	15,906	14,403

Loans 90 days and greater delinquent & accruing:
Real Estate:
Construction and land development	520	311	414	48
Farmland	429	53	—	—
1- 4 family	2,677	2,088	1,203	923
Multifamily	370	—	—	—
Non-farm non-residential	843	5,219	5,056	1,603
Total Real Estate	4,839	7,671	6,673	2,574
Non-Real Estate:
Agricultural	144	332	46	—
Commercial and industrial	599	763	139	15
Consumer and other	146	63	58	50
Total Non-Real Estate	889	1,158	243	65
Total loans 90 days and greater delinquent & accruing	5,728	8,829	6,916	2,639

Total non-performing loans	31,018	30,583	22,822	17,042

Real Estate Owned:
Real Estate Loans:
Construction and land development	486	606	669	669
Farmland	—	—	—	—
1- 4 family	147	147	205	559
Multifamily	—	—	—	—
Non-farm non-residential	2,708	3,441	3,511	3,651
Total Real Estate	3,341	4,194	4,385	4,879
Non-Real Estate Loans:
Agricultural	—	—	—	—
Commercial and industrial	—	—	—	—
Consumer and other	—	—	—	—
Total Non-Real Estate	—	—	—	—
Total Real Estate Owned	3,341	4,194	4,385	4,879

Total non-performing assets	$34,359	$34,777	$27,207	$21,921

Non-performing assets to total loans	1.92%	2.12%	1.76%	1.44%
Non-performing assets to total assets	1.37%	1.43%	1.21%	1.04%
Non-performing loans to total loans	1.73%	1.86%	1.48%	1.12%

Non-GAAP Financial Measures

Our accounting and reporting policies conform to accounting principles generally accepted in the United States, or GAAP, and the prevailing practices in the banking industry. However, we also evaluate our performance based on certain additional metrics. Tangible book value per share and the ratio of tangible equity to tangible assets are not financial measures recognized under GAAP and, therefore, are considered non-GAAP financial measures.

Our management, banking regulators, many financial analysts and other investors use these non-GAAP financial measures to compare the capital adequacy of banking organizations with significant amounts of preferred equity and/or goodwill or other intangible assets, which typically stem from the use of the purchase accounting method of accounting for mergers and acquisitions. Tangible equity, tangible assets, tangible book value per share or related measures should not be considered in isolation or as a substitute for total shareholders' equity, total assets, book value per share or any other measure calculated in accordance with GAAP. Moreover, the manner in which we calculate tangible equity, tangible assets, tangible book value per share and any other related measures may differ from that of other companies reporting measures with similar names.

The following table reconciles, as of the dates set forth below, shareholders' equity (on a GAAP basis) to tangible equity and total assets (on a GAAP basis) to tangible assets and calculates our tangible book value per share.

	At September 30,	At December 31,
(in thousands except for share data and %)	2020	2019	2018	2017	2016
Tangible Common Equity
Total shareholders' equity	$184,811	$166,035	$147,284	$143,983	$124,349
Adjustments:
Goodwill	12,901	12,942	3,472	3,472	1,999
Acquisition intangibles	5,993	6,527	2,704	3,249	978
Tangible common equity	$165,917	$146,566	$141,108	$137,262	$121,372
Common shares outstanding[1]	9,741,253	9,741,253	9,687,123	9,687,123	9,205,635
Book value per common share[1]	$18.97	$17.04	$15.20	$14.86	$13.51
Tangible book value per common share[1]	$17.03	$15.05	$14.57	$14.17	$13.18
Tangible Assets
Total Assets	$2,512,508	$2,117,216	$1,817,211	$1,750,430	$1,500,946
Adjustments:
Goodwill	12,901	12,942	3,472	3,472	1,999
Acquisition intangibles	5,993	6,527	2,704	3,249	978
Tangible Assets	$2,493,614	$2,097,747	$1,811,035	$1,743,709	$1,497,969
Tangible common equity to tangible assets	6.65%	6.99%	7.79%	7.87%	8.10%
[1] All share amounts have been restated to reflect the ten percent stock dividend paid December 16, 2019 to shareholders of record as of December 9, 2019.